Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in SSB Bancorp, Inc.’s Registration Statement on Form S-8 (SEC File No. 333-231685) of our report dated March 30, 2020 relating to the consolidated financial statements of SSB Bancorp, Inc. contained in this Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

/s/ Zeno, Pockl, Lilly and Copeland, A.C.

Wheeling, West Virginia

March 30, 2020